UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 24, 2012

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-33376	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 750-3343

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 24, 2012, we amended our senior secured revolving credit facility with Madison Capital Funding LLC to, among other things:

•                  expand the borrowing capacity under the credit facility from $40 million to $45 million;

•                  extend the period during which we may make and repay borrowings under the credit facility from July 30, 2013 to February 24, 2015 (the “Revolving Period”).  The Revolving Period may be terminated at an earlier time by us or, upon the occurrence of an event of default, by action of the lenders or automatically.  All borrowings and other amounts payable under the credit facility are due and payable five years after the end of the Revolving Period; and

•                  remove the condition that we may not acquire additional loan assets without the prior written consent of Madison Capital Funding LLC.

The foregoing description of the amendment to the credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the credit facility attached hereto as Exhibits10.1.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(a)   Not Applicable.

(b)   Not Applicable.

(c)   Not Applicable.

(d)   Exhibits

Exhibit Number	Description

10.1

Amendment No. 1 to Credit, Security and Management Agreement, dated February 24, 2012, by and among Saratoga Investment Funding LLC, Saratoga Investment Corp., Saratoga Investment Advisors, LLC, Madison Capital Funding LLC and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: February 29, 2012

	By:	/s/ Richard A. Petrocelli
	Name:	Richard A. Petrocelli
	Title:	Chief Financial Officer